INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective  Amendment No. 58 to Registration
Statement No. 2-33043 of  Oppenheimer  Capital Income Fund on Form N-1A of our
report dated  October 15,  2003,  appearing  in the  Statement  of  Additional
Information,  which  is  part  of  such  Registration  Statement,  and  to the reference to us under the headings "Independent  Auditors" in the Statement of
Additional Information and "Financial Highlights" in the Prospectus,  which is also part of such Registration Statement.

/s/ Deloitte & Touche LLP
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Deloitte & Touche LLP

Denver, Colorado
October 20, 2003